Joint Filer Information

Name:                                                         China Investment Corporation

Address:                                                    New Poly Plaza
No.1 Chaoyangmen Beidajie
Dongcheng District
Beijing, 100010
People’s Republic of China

Designated Filer:                                      Terrific Investment Corporation

Issuer and Ticker Symbol:                      The AES Corporation (AES)

Date of Event
Requiring Statement:                                03/09/2010

Signature:                                                   CHINA INVESTMENT CORPORATION

                                                                By: /s/  Lou Jiwei
                                                                Name: Lou Jiwei
                                                                Title: Chairman and CEO
                                                                Date: 03/19/2010